Exhibit 8

April 4, 2005

JILL E. DARROW

jill.darrow@kmzr.com

212.940.7113  212.940.3885 fax

Dana Corporation

4500 Dorr Street

Toledo, Ohio 43615

Ladies and Gentlemen:

You have requested our opinion regarding the discussion of federal income tax consequences under the caption “Material U.S. Federal Income Tax Consequences — U.S. Holders — The Exchange Offer” in the prospectus (the “Prospectus”) that is included in the Registration Statement on Form S-4 (the “Registration Statement”) of Dana Corporation (the “Company”) being filed with the Securities and Exchange Commission concurrently herewith.  The Prospectus relates to the Company’s offer to exchange its 5.85% Notes due 2015 for substantially identical notes that are registered under the Securities Act of 1933 (the “Exchange”).

We have reviewed the Registration Statement (including the Prospectus) and such other materials as we have deemed necessary or appropriate to review as a basis for our opinion described herein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to our opinion.  In rendering this opinion, we have assumed, without independent investigation, the accuracy of all facts and information set forth in the Prospectus, and that the Exchange will be consummated in the manner described in the Prospectus.

Based upon the foregoing, it is our opinion that the discussion under the caption “Material U.S. Federal Income Tax Consequences — U.S. Holders — The Exchange Offer” in the Prospectus correctly sets forth the material United States federal income tax consequences of the Exchange as of the date hereof.

We hereby consent to the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities

Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

KATTEN MUCHIN ZAVIS ROSENMAN

By:	/s/ Jill E. Darrow
A Partner